Exhibit 99.(14)(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 3 to Registration Statement No. 333-211408 on Form N-14 of our report, dated September 26, 2016, relating to the financial statements of Brookfield Real Assets Income Fund Inc. as of September 19, 2016, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are a part of such Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois

October 14, 2016